UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2024

Commission File Number: 001-14965

The Goldman Sachs Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	13-4019460
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

200 West Street, New York, N.Y.	10282
(Address of principal executive offices)	(Zip Code)

(212) 902-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Exchange on which registered

Common stock, par value $.01 per share	GS	NYSE

Depositary Shares, Each Representing 1/1,000th Interest in a Share of Floating Rate Non-Cumulative Preferred Stock, Series A	GS PrA	NYSE

Depositary Shares, Each Representing 1/1,000th Interest in a Share of Floating Rate Non-Cumulative Preferred Stock, Series C	GS PrC	NYSE

Depositary Shares, Each Representing 1/1,000th Interest in a Share of Floating Rate Non-Cumulative Preferred Stock, Series D	GS PrD	NYSE

Depositary Shares, Each Representing 1/1,000th Interest in a Share of 6.375% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series K	GS PrK	NYSE

5.793% Fixed-to-Floating Rate Normal Automatic Preferred Enhanced Capital Securities of Goldman Sachs Capital II	GS/43PE	NYSE

Floating Rate Normal Automatic Preferred Enhanced Capital Securities of Goldman Sachs Capital III	GS/43PF	NYSE

Medium-Term Notes, Series F, Callable Fixed and Floating Rate Notes due March 2031 of GS Finance Corp.	GS/31B	NYSE

Medium-Term Notes, Series F, Callable Fixed and Floating Rate Notes due May 2031 of GS Finance Corp.	GS/31X	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) The Annual Meeting was held on April 24, 2024.

(b) The results of the matters submitted to a shareholder vote at the Annual Meeting were as follows:

1. Election of Directors: Our shareholders elected the following 11 directors to each serve a one-year term expiring on the date of our 2025 annual meeting of shareholders or until his or her successor has been duly chosen and qualified.

	For	Against	Abstain	Broker Non-Votes
Michele Burns	224,747,320	9,311,838	243,373	41,558,783
Mark Flaherty	227,569,974	6,482,015	250,542	41,558,783
Kimberley Harris	225,325,856	8,741,994	234,681	41,558,783
Kevin Johnson	228,961,681	5,037,361	303,489	41,558,783
Ellen Kullman	225,099,124	8,960,237	243,170	41,558,783
Lakshmi Mittal	214,152,758	19,874,413	275,360	41,558,783
Thomas Montag	232,764,390	1,253,465	284,676	41,558,783
Peter Oppenheimer	226,883,909	7,179,130	239,492	41,558,783
David Solomon	222,801,655	10,954,818	546,058	41,558,783
Jan Tighe	230,179,746	3,872,889	249,896	41,558,783
David Viniar	223,769,848	10,322,726	209,957	41,558,783

2. Advisory Vote to Approve Executive Compensation (“Say on Pay”): Our shareholders approved the Say on Pay proposal.

For	Against	Abstain	Broker Non-Votes
202,065,049	31,825,507	411,975	41,558,783

3.  Ratification of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm: Our shareholders ratified the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2024.

For	Against	Abstain
260,927,905	14,298,215	635,194

4.  Shareholder Proposal Regarding a Policy for an Independent Chair. Our shareholders did not approve this proposal.

For	Against	Abstain	Broker Non-Votes
78,198,057	153,955,087	2,149,387	41,558,783

5.  Shareholder Proposal Regarding a Transparency in Lobbying Report. Our shareholders did not approve this proposal.

For	Against	Abstain	Broker Non-Votes
91,649,466	140,914,457	1,738,608	41,558,783

6.  Shareholder Proposal Regarding Outcome Report on Efforts regarding Protected Classes of Employees. Our shareholders did not approve this proposal.

For	Against	Abstain	Broker Non-Votes
35,171,018	197,256,502	1,875,011	41,558,783

7.  Shareholder Proposal Regarding Environmental Justice Impact Assessment. Our shareholders did not approve this proposal.

For	Against	Abstain	Broker Non-Votes
23,342,375	209,021,518	1,938,638	41,558,783

8. Shareholder Proposal Regarding Disclosure of Clean Energy Supply Financing Ratio. Our shareholders did not approve this proposal.

For	Against	Abstain	Broker Non-Votes
66,832,803	164,980,082	2,489,646	41,558,783

9. Shareholder Proposal Regarding a GSAM Proxy Voting Review. Our shareholders did not approve this proposal.

For	Against	Abstain	Broker Non-Votes
19,248,197	212,478,814	2,575,520	41,558,783

10. Shareholder Proposal Regarding a Report on Financial Statement Assumptions Regarding Climate Change. Our shareholders did not approve this proposal.

For	Against	Abstain	Broker Non-Votes
1,809,278	230,606,740	1,886,513	41,558,783

11.  Shareholder Proposal Regarding Pay Equity Reporting. Our shareholders did not approve this proposal.

For	Against	Abstain	Broker Non-Votes
69,922,696	163,021,074	1,358,761	41,558,783

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOLDMAN SACHS GROUP, INC.
(Registrant)

Date: April 25, 2024	By:	/s/ Kathryn H. Ruemmler
		Name:	Kathryn H. Ruemmler
		Title:	Chief Legal Officer and General Counsel